UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2013

WEST BANCORPORATION, INC.
(Exact Name of Registrant as Specified in its Charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (515) 222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K is being filed to amend the Current Report on Form 8-K (the “Original Report”) that was filed by West Bancorporation, Inc. (the “Company”), on June 6, 2013. This Amendment No. 1 is being filed to announce the closing of the loan transaction previously disclosed in the Original Report. Please note that the sole purpose of this Amendment No. 1 is to update Item 2.03 of the Original Report. The information contained in Item 2.03 of the Original Report is restated in its entirety below, and Item 1.01 is contained herein solely for informational purposes.

Item 1.01  Entry into a Material Definitive Agreement.

On June 4, 2013, West Bancorporation, Inc. (the "Company") entered into a Stock Repurchase Agreement (the "Agreement") with American Equity Investment Life Holding Company ("AEL") and American Equity Life Insurance Company ("AELC" and together with AEL, the "seller") pursuant to which the Company agreed to repurchase 1,440,592 shares of its common stock. The shares represented 8.27 percent of the total common shares outstanding on June 4, 2013. The purchase price was $10.95 per share. The repurchased shares will be canceled, thus reducing the Company's total issued and outstanding common shares to 15,969,464.

This transaction is the result of the seller indicating a desire to sell these shares. The Company, with the assistance of an investment banking firm, evaluated the merits of repurchasing these shares and decided it was beneficial to do so. The investment banking firm also represented the Company in negotiations with the seller.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the agreement, which is included as Exhibit 10.1 to this form 8-K and incorporated herein by reference. The Company's press release dated June 6, 2013, is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 27, 2013, the Company issued a Secured Term Loan Note (the “Note”) in the principal sum of $16,000,000 to fund the repurchase of the shares described in Item 1.01. The Note is payable quarterly over five years. The interest rate is variable at 1.95% over the 30-day LIBOR rate. In the event that the Company defaults under the Note, the interest rate will be the interest rate set forth above plus an additional 5%. In connection with the issuance of the Note, the Company also entered into a Secured Line of Credit Note in the principal sum of $5,000,000 (the “Line of Credit,” and together with the Note, the “Facility”). The Facility is secured by a pledge of certain of the Company's assets, including the stock of the Company's wholly-owned banking subsidiary, West Bank.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Stock Repurchase Agreement (incorporated herein by reference to Exhibit 10.1 filed with the Form 8-K on June 6, 2013)
99.1	Press Release (incorporated herein by reference to Exhibit 99.1 filed with the Form 8-K on June 6, 2013)

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue,” or similar references, or references to estimates, predictions, or future events. Such forward-looking statements are based upon certain underlying assumptions, risks, and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, limitations, and costs; changes in customers' acceptance of the Company's products and services; and any other risks described in the “Risk Factors” sections of reports made by the Company to the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

July 2, 2013	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Stock Repurchase Agreement (incorporated herein by reference to Exhibit 10.1 filed with the Form 8-K on June 6, 2013)
99.1	Press Release (incorporated herein by reference to Exhibit 99.1 filed with the Form 8-K on June 6, 2013)